SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	May 2, 2003

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont  05654
(Address of Principal Executive Office)                     (Zip Code)

(Registrant's Telephone Number, Including Area Code)      (802) 476-3121

NONE
(Former Name or Former Address, if Changed Since Last Report)

ROCK OF AGES CORPORATION

FORM 8-K

ITEM 5.   OTHER EVENTS.

On May 2, 2003 the Registrant announced that employees represented by Local #4 of the United States Steelworkers Union at its Barre, Vermont manufacturing plant who have been on strike since Monday, April 28, 2003 voted on the evening of May 1, 2003 to ratify a new three-year contract with the Company. As a result of the ratification, most employees of the Company's Barre manufacturing plant are expected back to work today. The Company expects no material delays of shipments of quarried or manufactured products at its Vermont operations other than shipments originally scheduled for this week and next week.  In addition, the four day strike is not expected to have a material adverse effect on the financial results of Rock of Ages' Vermont operations for the year. The foregoing is qualified in its entirety by a press release dated May 2, 2003, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 99.1 - Press Release issued by Rock of Ages Corporation on May 2, 2003.

ROCK OF AGES CORPORATION

FORM 8-K

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ROCK OF AGES CORPORATION

Dated: May 2, 2003	By: /s/Michael Tule Michael Tule Vice President/General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Rock of Ages Corporation on May 2, 2003.